EXHIBIT 10.15

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated March 31, 2006, is between CYBERSOURCE CORPORATION (the “Company”) and SCOTT CRUICKSHANK (“Executive”).

I. POSITION AND RESPONSIBILITIES

A. Position. Effective April 3, 2006 (the “Effective Date”), Executive will be employed by the Company to serve as its President and Chief Operating Officer, reporting to the Company’s Chief Executive Officer. Executive shall perform such duties and responsibilities as are normally related to such positions in accordance with the standards of the industry, as well as any additional duties now or hereafter assigned to Executive by the Company’s Chief Executive Officer or Board of Directors. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion.

B. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company.

C. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

II. COMPENSATION AND BENEFITS

A. Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a base salary at the rate of Three Hundred Thousand Dollars ($300,000) per year less applicable withholdings and authorized deductions (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. In addition to the Base Salary, the Company shall pay Executive variable performance based compensation of up to Eighty-five Thousand Dollars ($85,000) per year less applicable withholdings and authorized deductions (“Performance Bonus”). Subject to a quarterly maximum of Twenty-One Thousand Two-Hundred Fifty Dollars ($21,250), the amount of the Performance Bonus payable each calendar quarter shall be based on achievement of certain milestones during such quarter by Executive and the Company, which milestones are mutually agreed to in good faith by Executive and the Company. The Performance Bonus shall be paid at the end of the month immediately following each calendar quarter. Notwithstanding the foregoing, during Executive’s first year of employment with the Company, Executive shall be paid the Performance Bonus at the maximum rate, payable in quarterly installments of Twenty-One Thousand Two-Hundred Fifty Dollars ($21,250), subject to Executive’s continuous employment with the Company through each such payment period. Executive’s Base Salary and Performance Bonus will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Board of Directors of the Company.

B. Retention-Based Stock Options. The Board of Directors has approved an award to Executive, with such approval effective on the Effective Date, of an option to purchase Five-hundred Fifty Thousand (550,000) shares of the Common Stock of the Company (the “Retention-Based Options”). The Retention-Based Options will vest as follows: 275,000 shares of the Retention-Based Options would vest on the fourth anniversary of the Effective Date and the remaining 275,000 shares of the Retention-Based Options would vest on the fifth anniversary of the Effective Date, contingent upon the Executive’s continuous employment with the Company through such dates. The price per share of any approved Retention-Based Options will be determined on the Effective Date. Executive’s entitlement to the Retention-Based Options is conditioned upon Executive’s signing of the Retention-Based Stock Option Agreement attached as Exhibit A to this Agreement and is subject to its terms and the terms of the Stock Option Plan under which the Retention-Based Options are granted, including vesting requirements. In consideration of Executive’s employment by the Company, Executive agrees that the non-employee director options to purchase Common Stock of the Company granted to Executive on March 9, 2006 shall be cancelled effective immediately.

C. Performance-Based Stock Options. The Board of Directors has approved an award to Executive, with such approval effective on the Effective Date, of an option to purchase 300,000 shares of the Common Stock of the Company (the “Performance-Based Options”). The Performance-Based Options will vest in three installments based on increases in the Company’s stock price as measured against the Company’s average stock closing price over the ten trading days between April 24, 2006 and May 5, 2006 (the “Base Price”):

1. 100,000 shares of the Performance-Based Options would vest if, within the first eighteen months following the Effective Date, the Company’s average stock price over a Thirty-Day Trading Period (defined as a consecutive thirty-day period that includes at least twenty trading days) equals or exceeds the greater of (i) thirteen dollars ($13) per share or (ii) a per share price that exceeds the Base Price by at least thirty-seven and one-half percent (37 1/2%) (the “First Installment”);

2. 100,000 shares of the Performance-Based Options would vest if, within the first thirty-six months following the Effective Date, the Company’s average stock price over a Thirty-Day Trading Period equals or exceeds the greater of (i) eighteen dollars ($18) per share or (ii) a per share price that exceeds the triggering price for the First Installment by at least thirty-seven and one-half percent (37 1/2%) (“the Second Installment”); and

3. 100,000 shares of the Performance-Based Options would vest if, within the first fifty-four months following the Effective Date, the Company’s average stock price over a Thirty-Day Trading Period equals or exceeds the greater of (i) twenty-four dollars ($24) per share or (ii) a per share price that exceeds the triggering price for the Second Installment by at least thirty-seven and one-half percent (37 1/2%) (the “Third Installment”).

Any installment of Performance-Based Options that has not vested by the end of the specified period shall terminate. The price per share of any approved Performance-Based Options will be determined on the Effective Date. Executive’s entitlement to the Performance-Based Options is conditioned upon Executive’s signing of the Performance-Based Stock Option Agreement attached as Exhibit B to this Agreement and is subject to its terms and the terms of the Stock Option Plan under which the Performance-Based Options are granted, including vesting requirements.

D. Restricted Stock. The Board of Directors has approved a grant to Executive, with such approval effective on the Effective Date, of 100,000 shares of restricted stock of the Company (the “Restricted Stock”). The Restricted Shares will vest as follows: 50,000 shares of the Restricted Stock would vest on the fourth anniversary of the Effective Date and the remaining 50,000 shares of the Restricted Stock would vest on the fifth anniversary of the Effective Date, contingent upon the Executive’s continuous employment with the Company through such dates. Executive’s entitlement to the Restricted Stock is conditioned upon Executive’s signing of the Restricted Stock Agreement attached as Exhibit C to this Agreement.

E. Benefits; Indemnification; D&O Insurance.

Benefits. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated officers, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

Indemnification. Executive shall be entitled, in connection with his employment under this Agreement, to the benefit of the indemnification provisions contained on the date hereof in the Company’s Bylaws and the Company’s standard indemnification agreements entered into with other similarly situated officers of the Company, as the same may hereafter be amended, to the fullest extent permitted by applicable law.

D&O Insurance. The Company shall use best efforts to continue to maintain (with reputable and financially sound insurers) on reasonable business terms one or more directors’ and officers’ liability insurance policies that cover Executive at a level that is commercially reasonable (in light of the Company’s business and the risks of litigation or claims).

F. Reimbursement of Relocation Expenses. Executive agrees to locate from Portland, Oregon to the San Francisco Bay Area by July 1, 2006. The Company agrees to reimburse Executive’s reasonable relocation expenses, subject to a maximum of twenty-five thousand dollars ($25,000) less any reimbursement of relocation expenses Executive receives or is entitled to receive from Qsent, Inc., based on any termination of Executive’s current employment with Qsent, Inc. Executive shall submit receipts and other appropriate documentation of his relocation expenses prior to receiving such reimbursements.

G. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

III. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

A. At-Will Termination by Company. Executive’s employment with the Company shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

B. Severance. Except in situations where the employment of Executive is terminated For Cause, By Death (except as set forth in Section IV.B) or By Disability (as defined in Section IV below), in the event that the Company terminates Executive’s employment without Cause at any time, Executive will be eligible to receive the following severance benefits:

1. severance pay equal to twelve (12) months of Executive’s then-current Base Salary, less applicable withholdings and authorized deductions, payable in the form of salary continuation (“Severance”). Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company in writing.

2. accelerated vesting of Executive’s remaining unvested Restricted Stock, under the following schedule:

a. If Executive’s employment is terminated without Cause after the first anniversary of the Effective Date but prior to the third anniversary of the Effective Date, thirty-three percent (33%) of Executive’s remaining unvested Restricted Stock shall immediately vest;

b. If Executive’s employment is terminated without Cause after the third anniversary of the Effective Date but prior to the fourth anniversary of the Effective Date, seventy-five percent (75%) of Executive’s remaining unvested Restricted Stock shall immediately vest;

c. If Executive’s employment is terminated without Cause after the fourth anniversary of the Effective Date but prior to the fifth anniversary of the Effective Date, one-hundred percent (100%) of Executive’s remaining unvested Restricted Stock shall immediately vest.

Executive’s eligibility for the foregoing severance benefits is conditioned on (a) Executive having first signed a release agreement in the form attached as Exhibit D, and (b) Executive’s compliance with the terms of the Non-competition and Non-solicitation Agreement in the form attached as Exhibit E. If Executive engages in any business activity competitive with the

Company or its successors or assigns during the severance period, all severance benefits immediately shall cease. Executive shall not be entitled to any severance benefits if Executive’s employment is terminated For Cause or By Disability (as defined in Section IV below) or if Executive’s employment is terminated by Executive without Good Reason (as defined in Section V below).

IV. OTHER TERMINATIONS BY COMPANY

A. Termination for Cause. For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

B. By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Additionally, upon termination of Executive’s employment due to Executive’s death, Executive’s beneficiaries or estate, as appropriate, shall be entitled to the applicable severance benefit set forth in Section III.B.2. regarding accelerated vesting of restricted stock, subject to the terms set forth therein. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

C. By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

V. AT-WILL EMPLOYMENT; TERMINATION BY EXECUTIVE

A. At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon two weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of

Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of the two week notice period. Thereafter all obligations of the Company shall cease. In the event Executive terminates his employment with Company under this Section V.A. prior to the first anniversary of the Effective Date, Executive shall, within thirty (30) days of the effective date of such termination, return to the Company all relocation expenses received from Company pursuant to Section II.F. above.

B. Termination for Good Reason. Executive’s termination shall be for “Good Reason” if Executive provides written notice to the Company of the Good Reason within three (3) months of the event constituting Good Reason and provides the Company with a period of twenty days to cure the Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, “Good Reason” shall mean any of the following events if effected by the Company without the consent of Executive: (A) a change in Executive’s position with Employer which materially reduces Executive’s level of responsibility, excluding changes resulting from a restructuring or reduction in force due to economic forces beyond the Company’s reasonable control; (B) a material reduction in Executive’s Base Salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; or (C) a relocation of Executive’s principal place of employment by more than fifty miles. In such event Executive may terminate his employment for Good Reason, in which case Executive will be eligible to receive the severance benefit set forth in Section III.B.1 above, subject to the conditions set forth therein. Thereafter all obligations of the Company or its successor under this Agreement shall cease.

VI. TERMINATION OBLIGATIONS

A. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts, customer lists, and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

VII. TAX DETERMINATIONS

Section 280G. In the event that any severance and other benefits provided to or for the benefit of Executive or his legal representatives and dependents pursuant to this Agreement and any other agreement, benefit, plan, or policy of the Company (including, but not limited to, the Company’s 1999 Stock Option Plan) (this Agreement and such other agreements, benefits, plans, and policies collectively being referred to herein as the “Change in Control Arrangements”) constitute “parachute payments” within the meaning of Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) (such severance and other benefits being referred to herein as the “Payments”), the Company will provide Executive with a computation of (i) the maximum amount of “Payments” that could be made, without the imposition of the excise tax imposed by Code Section 4999, under the Change in Control Arrangements (said maximum amount being referred to as the “Capped Amount”); (ii) the value of all Payments that could be made pursuant to the terms of the Change in Control Arrangements (all said payments, distributions and benefits being referred to as the “Uncapped Payments”); (iii) the dollar amount of excise tax (if any) which Executive would become obligated to pay pursuant to Code Section 4999 as a result of receipt of the Uncapped Payments (the “Excise Tax Amount”); and (iv) the net value of the Uncapped Payments after reduction by (A) the Excise Tax Amount, (B) the estimated income taxes payable by Executive on the difference between the Uncapped Payments and the Capped Amount, assuming that Executive is paying the highest marginal tax rate for state, local and federal income taxes, and (C) the estimated hospital insurance taxes payable by Executive on the difference between the Uncapped Payments and the Capped Amount based on the hospital insurance tax rate under Code Section 311 (b) (the “Net Uncapped Amount”).

If the Capped Amount is greater than the Net Uncapped Amount, the Executive shall be entitled to receive or commence to receive Payments equal to the Capped Amount; or if the Net Uncapped Amount is greater than the Capped Amount, the Executive shall be entitled to receive or commence to receive Payments equal to the Uncapped Payments. If Executive receives the Uncapped Payments, then Executive shall be solely responsible for the payment of all income and excise taxes due from Executive and attributable to such Uncapped Payments, with no right of additional payment from the Company as reimbursement for any taxes.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section VII shall be made in writing by independent public accountants agreed to by the Company and Executive (the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section VII, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section VII. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section VII.

A. Section 409A. This Agreement is intended to comply with Section 409A of the Code (as amplified by any Internal Revenue Service or U.S. Treasury Department guidance), and shall be construed and interpreted in accordance with such intent. Executive acknowledges that the Company, in the exercise of its sole discretion and without the consent of Executive, (i) may amend or modify this Agreement in any manner in order to meet the requirements of Section

409A of the Code as amplified by any Internal Revenue Service or U.S. Treasury Department guidance and (ii) shall have the authority to delay the payment of any amounts or the provision of any benefits under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of certain publicly-traded companies) as amplified by any Internal Revenue Service or U.S. Treasury Department guidance as the Company deems appropriate or advisable. In such event, any amounts or benefits under this Agreement to which Executive would otherwise be entitled during the six (6) month period following Executive’s termination of employment will be paid on the first business day following the expiration of such six (6) month period. Any provision of this Agreement that would cause the payment of any benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Code or any regulations or rulings thereunder).

VIII. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

A. Proprietary Information Agreement. Executive agrees to sign and be bound by the terms of the Company’s Agreement Regarding Confidentiality and Inventions, which is attached as Exhibit F (“Proprietary Information Agreement”).

B. Non-Solicitation. Executive acknowledges that because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder or under the Proprietary Information Agreement, Executive shall not, for Executive or any third party, directly or indirectly (a) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his employment.

C. Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

IX. ARBITRATION

Executive agrees to sign and be bound by the terms of the Company’s Arbitration Agreement, which is attached as Exhibit G.

X. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

XI. ASSIGNMENT; BINDING EFFECT

A. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

B. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XII. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

CyberSource Corporation

1295 Charleston Road

Mountain View, CA 94043

Facsimile: (650) 625-4408

ATTN: General Counsel

Executive’s Notice Address:

XIII. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

XIV. TAXES

All amounts paid under this Agreement (including without limitation Base Salary or Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

XV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

XVI. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

XVII. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Each party agrees that its obligations under this agreement, including but not limited to the Exhibits hereto, shall survive the termination of employment of Executive and the termination of this Agreement to the extent necessary for either party to enforce its rights under the Agreement.

XVIII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

XIX. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

XX. ENTIRE AGREEMENT

This Agreement, including any Exhibits attached hereto, is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Exhibits attached hereto). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XXI. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CYBERSOURCE CORPORATION	SCOTT CRUICKSHANK

/s/ William S. McKiernan Signature	/s/ Scott Cruickshank Signature

Chairman and CEO	March 31, 2006
Title	Date

March 31, 2006 Date

EXHIBIT A

STOCK OPTION GRANT

Optionee:	Scott Cruickshank

Address:

Total Shares Subject to Option:	550,000

Exercise Price Per Share:	$10.46

Date of Grant:	April 3, 2006

Vesting Start Date:	April 3, 2006

Expiration Date of Option:	April 3, 2013

Type of Option:	Nonqualified

1. Grant of Option. CyberSource Corporation, a Delaware corporation (the “Company”), hereby grants to the optionee named above (“Optionee”) an option (this “Option”) to purchase the total number of shares of Common Stock (“Common Stock”) of the Company set forth above (the “Shares”) at the exercise price per share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Grant and the Company’s 1999 Stock Option Plan, as amended to the date hereof (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Exercise Period of Option.

(a) Vesting Schedule. The Optionee has option rights hereunder to purchase a total of 550,000 Shares which shall become exercisable during the time periods as set forth in this Section 2. This Option may be exercised by the Optionee (i) for the purchase of 275,000 Shares covered by this Option on the fourth anniversary of the Vesting Start Date and (ii) for the purchase of an additional 275,000 Shares covered by this Option on the fifth anniversary of the Vesting Start Date. Once a portion of this Option becomes exercisable it shall remain exercisable until the Expiration Date, or until it terminates pursuant to the terms of Section 4 hereof, whichever is first to occur.

(b) Minimum Exercise. The minimum number of Shares that may be purchased upon any partial exercise of the Option is one hundred (100) shares.

(c) Expiration of the Option. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed “Vested Options.”

3. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company’s Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

4. Termination of Option. Except as provided below in this Section 4, this Option shall terminate and may not be exercised if Optionee ceases to be employed by, or provide services to, the Company or by any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, by or to any Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. Notwithstanding anything to the contrary in the Plan or this Grant, service as a director shall not be considered employment with or service to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(a) Termination Generally. If Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee, but only within thirty (30) days after the Termination Date; provided that this Option may not be exercised in any event after the Expiration Date.

(b) Death or Disability. If Optionee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of Optionee or the disability of Optionee, including, without limitation, such disability as defined in Section 22(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative), but only within twelve (12) months after the Termination Date; provided that this Option may not be exercised in any event later than the Expiration Date.

(c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

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5. Manner of Exercise.

(a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Company, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

(b) Exercise Price. The Stock Option Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in (by check), or, where permitted by law, by any of the following methods approved by the Committee, or any combinations thereof:

☐	(i)	by cancellation of indebtedness of the Company to the Optionee;

☐	(ii)	by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation change with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee);

☐	(iii)	by waiver of compensation due or accrued to Optionee for services rendered; or

☐	(iv)	provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

(d) Issuance of Shares. Provided that such Stock Option Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.

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6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee as set forth in the Plan. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

7. Federal Tax Consequences. The Optionee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company’s Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee

9. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached hereto as Exhibit 1 are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

10. Corporate Transactions.

(a) Definitions. For purposes of this Grant, the following terms shall have the meanings set forth below:

(i) “Annual Base Salary” means Optionee’s annual base salary at the rate in effect during the last regularly scheduled payroll period immediately preceding (i) the Change in Control or (ii) the Covered Termination, whichever is greater.

(ii) “Change in Control” means the occurrence of any of the following events:

(A) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty-percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company’s assets; or

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(B) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s outstanding common stock.

(iii) “Constructive Termination” means that the Optionee voluntarily terminates his employment after any of the following are undertaken without Optionee’s express written consent:

(A) the assignment to Optionee of any duties or responsibilities which result in any material diminution or material adverse change of Optionee’s position, status or circumstances of employment as in effect immediately prior to a Change in Control of the Company; a change in Optionee’s titles or offices as in effect immediately prior to a Change in Control of the Company which results in any material diminution or material adverse change of Optionee’s position, status or circumstances of employment; or any removal of Optionee from or any failure to re-elect Optionee to any of such positions, except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other voluntary termination of employment by Optionee other than a Constructive Termination; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company by merely virtue of the Company operating as a subsidiary or division of the acquiring company if the Optionee continues with no material adverse change or material diminution in Optionee’s title, duties or responsibilities following the Change in Control;

(B) a reduction by the Company in Optionee’s Annual Base Salary by greater than ten (10) percent;

(C) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Optionee is participating at the time of a Change in Control of the Company (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would materially adversely affect Optionee’s participation in or reduce Optionee’s benefits under the Benefit Plans or deprive Optionee of any fringe benefit enjoyed by Optionee at the time of a Change in Control of the Company; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans as determined in good faith by the Company;

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(D) a relocation of Optionee, or the Company’s principal offices if Optionee’s principal office is at such offices, to a location more than forty (40) miles from the location at which Optionee was performing his duties prior to a Change in Control of the Company, except for required travel by Optionee on the Company’s business to an extent substantially consistent with Optionee’s business travel obligations at the time of a Change in Control of the Company;

(E) any material breach by the Company of any provision of this Grant; or

(F) any failure by the Company to obtain the assumption of this Grant by any successor or assign of the Company.

(iv) “Covered Termination” means an Involuntary Termination or a Constructive Termination occurring in either case within one (1) year following a Change in Control. No other event shall be a Covered Termination for purposes of this Grant.

(v) “Involuntary Termination” means Optionee’s dismissal or discharge by the Company (or, if applicable, by the successor entity) for reasons other than commission of a felony or any other crime involving moral turpitude, repeated failure to perform services in accordance with the requests of superiors within the context of Optionee’s duties, or the commission of a material fraud, misappropriation, embezzlement or other act of gross dishonesty on the part of Optionee which resulted in material loss, damage or injury to the Company.

The termination of an Optionee’s employment would not be deemed to be an “Involuntary Termination” if such termination occurs as a result of the death or disability of Optionee.

(b) Stock Option Vesting Acceleration. One-half (1/2) of the Shares covered by this Option which are then unvested shall become fully vested and exercisable immediately upon the occurrence of a Covered Termination. By way of example and solely for illustrative purposes, if at the time of a Covered Termination Optionee holds stock options covering the purchase of 100,000 shares of Company stock which are exercisable as to 50,000 shares and not exercisable as to 50,000 shares, the stock options shall be exercisable as to an additional 25,000 shares due to the Covered Termination. Except as set forth herein, the terms of the Grant shall remain in full force and effect and subject to the terms of the Plan. The Company recommends that Optionee obtain the advice of his tax advisor prior to entering into this Grant.

CYBERSOURCE CORPORATION, a Delaware corporation

By:	/s/ Steven D. Pellizzer
Name:	Steven D. Pellizzer
Title:	VP of Finance & CFO

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ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

OPTIONEE

By:	/s/ Scott Cruickshank

EXHIBIT 1 TO STOCK OPTION GRANT

STOCK OPTION EXERCISE AGREEMENT

This Agreement is made this      day of                     ,          between CyberSource Corporation, a Delaware corporation (the “Company”), and the optionee named below (“Optionee”).

Optionee:

Address:

Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date of Option

Type of Option:	Nonqualified

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows [check as applicable and complete]:

☐	cash (check) in the amount of $ , receipt of which is acknowledged by the Company;

☐	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $ per share (determined in accordance with the Plan) (but only to the extent that such exercise would not result in an accounting compensation change with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee);

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ ; or

☐	by delivery of a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $ and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company’s stock exists).

The Company and Optionee hereby agree as follows:

1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the “Grant”), with respect to the Number of Shares Purchased set forth above of the Company’s Common Stock (the “Shares”) at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the “Purchase Price”) and the Price per Share set forth above (the “Purchase Price Per Share”). The term “Shares” refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

2. Representations of Purchaser. Optionee represents and warrants to the Company that:

(a) Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

(b) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(c) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

3. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. Entire Agreement. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.

Submitted By:	Accepted By:

“OPTIONEE”	“COMPANY”

CyberSource Corporation, a Delaware corporation

By:
Name:	Name:
Address:	Title:

Dated: ,	Dated: ,

EXHIBIT B

STOCK OPTION GRANT

Optionee:	Scott Cruickshank

Address:

Total Shares Subject to Option:	300,000

Exercise Price Per Share:	$10.46

Date of Grant:	April 3, 2006

Expiration Date of Option:	April 3, 2013

Type of Option:	Nonqualified

1. Grant of Option. CyberSource Corporation, a Delaware corporation (the “Company”), hereby grants to the optionee named above (“Optionee”) an option (this “Option”) to purchase the total number of shares of Common Stock (“Common Stock”) of the Company set forth above (the “Shares”) at the exercise price per share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Grant and the Company’s 1999 Stock Option Plan, as amended to the date hereof (the “Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Exercise Period of Option.

(a) Vesting Schedule. The Optionee has option rights hereunder to purchase a total of 300,000 Shares which shall become exercisable during the time periods as set forth in this Section 2. This Option shall vest and become exercisable by the Optionee upon achievement of the following performance measures:

(i) 100,000 Shares subject to the Option shall vest if, within the first eighteen (18) months following the Date of Grant, the average Fair Market Value of the Company’s Common Stock over a Thirty-Day Trading Period is at least equal to the greater of (a) $13.00 or (b) 137.5% of the Base Price (the “First Installment Goal”). Vesting associated with the achievement of the First Installment Goal shall occur, if at all, on the first trading day following the Thirty-Day Trading Period in which the First Installment Goal is achieved. If the First Installment Goal is not achieved, 100,000 Shares subject to the Option shall be forfeited.

(ii) 100,000 Shares subject to the Option shall vest if, within the first thirty-six (36) months following the Date of Grant, the average Fair Market Value of the Company’s Common Stock over a Thirty-Day Trading Period is at least equal to the greater of (a) $18.00 or (b) 137.5% of the triggering price for the First Installment Goal (the “Second Installment Goal”). Vesting associated with the achievement of the Second Installment Goal shall occur, if at all, on the first trading day following the Thirty-Day Trading Period in which the Second Installment Goal is achieved. If the Second Installment Goal is not achieved, 100,000 Shares subject to the Option shall be forfeited.

(iii) 100,000 Shares subject to the Option shall vest if, within the first fifty-four (54) months following the Date of Grant, the average Fair Market Value of the Company’s Common Stock over a Thirty-Day Trading Period is at least equal to the greater of (a) $24.00 or (b) 137.5% of the triggering price for the Second Installment Goal (the “Third Installment Goal”). Vesting associated with the achievement of the Third Installment Goal shall occur, if at all, on the first trading day following the Thirty-Day Trading Period in which the Third Installment Goal is achieved. If the Third Installment Goal is not achieved, 100,000 Shares subject to the Option shall be forfeited.

“Base Price” is defined as the Fair Market Value of the Company’s Common Stock over the ten trading days between April 24, 2006 and May 5, 2006; provided, however, if the Company’s earnings conference call regarding the results of the first quarter of 2006 (the Q-1 Call”) is not held on April 19, 2006, the Base Price shall be the Fair Market Value of the Company’s Common Stock over the ten trading days commencing with the third trading day after the first to occur of Q-1 Call or the date on which the Company’s results of the first quarter of 2006 are first publicly announced.

“Fair Market Value” is defined, as of any date, the value of Company’s Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

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“Thirty-Day Trading Period” is defined a consecutive thirty-day period that includes at least twenty trading days.

Once a portion of this Option becomes exercisable it shall remain exercisable until the Expiration Date, or until it terminates pursuant to the terms of Section 4 hereof, whichever is first to occur.

(b) Minimum Exercise. The minimum number of Shares that may be purchased upon any partial exercise of the Option is one hundred (100) shares.

(c) Expiration of the Option. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. The portion of Shares as to which an Option is exercisable in accordance with the above schedule as of the applicable dates shall be deemed “Vested Options.”

3. Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or over-the-counter market on which the Company’s Common Stock may be listed or quoted at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

4. Termination of Option. Except as provided below in this Section 4, this Option shall terminate and may not be exercised if Optionee ceases to be employed by, or provide services to, the Company or by any Parent or Subsidiary of the Company (or, in the case of a nonqualified stock option, by or to any Affiliate of the Company). Optionee shall be considered to be employed by the Company for all purposes under this Section 4 if Optionee is an officer or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. Notwithstanding anything to the contrary in the Plan or this Grant, service as a director shall not be considered employment with or service to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the “Termination Date”).

(a) Termination Generally. If Optionee ceases to be employed by the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee, but only within thirty (30) days after the Termination Date; provided that this Option may not be exercised in any event after the Expiration Date.

(b) Death or Disability. If Optionee’s employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of Optionee or the disability of Optionee, including, without limitation, such disability as defined in

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Section 22(e)(3) of the Code, the Vested Options, to the extent (and only to the extent) exercisable by Optionee on the Termination Date, may be exercised by Optionee (or Optionee’s legal representative), but only within twelve (12) months after the Termination Date; provided that this Option may not be exercised in any event later than the Expiration Date.

(c) No Right to Employment. Nothing in the Plan or this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee’s employment or other relationship at any time, with or without cause.

5. Manner of Exercise.

(a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed written Stock Option Exercise Agreement in the form attached hereto as Exhibit 1, or in such other form as may be approved by the Company, which shall set forth Optionee’s election to exercise some or all of this Option, the number of Shares being purchased, any restrictions imposed on the Shares and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

(b) Exercise Price. The Stock Option Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in (by check), or, where permitted by law, by any of the following methods approved by the Committee, or any combinations thereof:

☐	(i)	by cancellation of indebtedness of the Company to the Optionee;

☐	(ii)	by surrender of shares of Common Stock of the Company already owned by the Optionee, or which were obtained by Optionee in the open public market, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation change with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee);

☐	(iii)	by waiver of compensation due or accrued to Optionee for services rendered; or

☐	(iv)	provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

(c) Withholding Taxes. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. The Optionee may provide for payment of Optionee’s minimum statutory withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised.

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(d) Issuance of Shares. Provided that such Stock Option Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative.

6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee or any permitted transferee as set forth in the Plan. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

7. Federal Tax Consequences. The Optionee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Company’s Board of Directors or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and on Optionee

9. Entire Agreement. The Plan and the Stock Option Exercise Agreement attached hereto as Exhibit 1 are incorporated herein by this reference. This Grant, the Plan and the Stock Option Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertakings and agreements with respect to the subject matter hereof.

10. Corporate Transactions.

(a) Definitions. For purposes of this Grant, the following terms shall have the meanings set forth below:

(i) “Annual Base Salary” means Optionee’s annual base salary at the rate in effect during the last regularly scheduled payroll period immediately preceding (i) the Change in Control or (ii) the Covered Termination, whichever is greater.

(ii) “Change in Control” means the occurrence of any of the following events:

(A) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty-percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger

5

or consolidation, or (ii) the stockholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company’s assets; or

(B) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s outstanding common stock.

(iii) “Constructive Termination” means that the Optionee voluntarily terminates his employment after any of the following are undertaken without Optionee’s express written consent:

(A) the assignment to Optionee of any duties or responsibilities which result in any material diminution or material adverse change of Optionee’s position, status or circumstances of employment as in effect immediately prior to a Change in Control of the Company; a change in Optionee’s titles or offices as in effect immediately prior to a Change in Control of the Company which results in any material diminution or material adverse change of Optionee’s position, status or circumstances of employment; or any removal of Optionee from or any failure to re-elect Optionee to any of such positions, except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement or any other voluntary termination of employment by Optionee other than a Constructive Termination; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company by merely virtue of the Company operating as a subsidiary or division of the acquiring company if the Optionee continues with no material adverse change or material diminution in Optionee’s title, duties or responsibilities following the Change in Control;

(B) a reduction by the Company in Optionee’s Annual Base Salary by greater than ten (10) percent;

(C) any failure by the Company to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Optionee is participating at the time of a Change in Control of the Company (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company which would materially adversely affect

6

Optionee’s participation in or reduce Optionee’s benefits under the Benefit Plans or deprive Optionee of any fringe benefit enjoyed by Optionee at the time of a Change in Control of the Company; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans as determined in good faith by the Company;

(D) a relocation of Optionee, or the Company’s principal offices if Optionee’s principal office is at such offices, to a location more than forty (40) miles from the location at which Optionee was performing his duties prior to a Change in Control of the Company, except for required travel by Optionee on the Company’s business to an extent substantially consistent with Optionee’s business travel obligations at the time of a Change in Control of the Company;

(E) any material breach by the Company of any provision of this Grant; or

(F) any failure by the Company to obtain the assumption of this Grant by any successor or assign of the Company.

(iv) “Covered Termination” means an Involuntary Termination or a Constructive Termination occurring in either case within one (1) year following a Change in Control. No other event shall be a Covered Termination for purposes of this Grant.

(v) “Involuntary Termination” means Optionee’s dismissal or discharge by the Company (or, if applicable, by the successor entity) for reasons other than commission of a felony or any other crime involving moral turpitude, repeated failure to perform services in accordance with the requests of superiors within the context of Optionee’s duties, or the commission of a material fraud, misappropriation, embezzlement or other act of gross dishonesty on the part of Optionee which resulted in material loss, damage or injury to the Company.

The termination of an Optionee’s employment would not be deemed to be an “Involuntary Termination” if such termination occurs as a result of the death or disability of Optionee.

(b) Stock Option Vesting Acceleration. One-half (1/2) of the Shares covered by this Option which are then unvested shall become fully vested and exercisable immediately upon the occurrence of a Covered Termination. By way of example and solely for illustrative purposes, if at the time of a Covered Termination Optionee holds stock options covering the purchase of 100,000 shares of Company stock which are exercisable as to 50,000 shares and not exercisable as to 50,000 shares, the stock options shall be exercisable as to an additional 25,000 shares due to the Covered Termination. Except as set forth herein, the terms of the Grant shall remain in full force and effect and subject to the terms of the Plan. The Company recommends that Optionee obtain the advice of his tax advisor prior to entering into this Grant.

CYBERSOURCE CORPORATION, a Delaware corporation

By:	/s/ Steven D. Pellizzer
Name:	Steven D. Pellizzer
Title:	VP of Finance & CFO

7

ACCEPTANCE

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

OPTIONEE

By:	/s/ Scott Cruickshank

EXHIBIT 1 TO STOCK OPTION GRANT

STOCK OPTION EXERCISE AGREEMENT

This Agreement is made this              day of                     ,          between CyberSource Corporation, a Delaware corporation (the “Company”), and the optionee named below (“Optionee”).

Optionee:

Address:

Total Shares Subject to Option:

Exercise Price Per Share:

Date of Grant:

Expiration Date of Option

Type of Option:	Nonqualified

Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Option Grant, as follows [check as applicable and complete]:

☐	cash (check) in the amount of $ , receipt of which is acknowledged by the Company;

☐	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Optionee and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current fair market value of $ per share (determined in accordance with the Plan) (but only to the extent that such exercise would not result in an accounting compensation change with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee);

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ ; or

☐	by delivery of a “same day sale” commitment from the Optionee and a broker dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price of $ and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company (this payment method may be used only if a public market for the Company’s stock exists).

The Company and Optionee hereby agree as follows:

1. Purchase of Shares. On this date and subject to the terms and conditions of this Agreement, Optionee hereby exercises the Stock Option Grant between the Company and Optionee dated as of the Date of Option Grant set forth above (the “Grant”), with respect to the Number of Shares Purchased set forth above of the Company’s Common Stock (the “Shares”) at an aggregate purchase price equal to the Aggregate Purchase Price set forth above (the “Purchase Price”) and the Price per Share set forth above (the “Purchase Price Per Share”). The term “Shares” refers to the Shares purchased under this Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares. Capitalized terms used herein that are not defined herein have the definitions ascribed to them in the Plan or the Grant.

2. Representations of Purchaser. Optionee represents and warrants to the Company that:

(a) Optionee has received, read and understood the Plan and the Grant and agrees to abide by and be bound by their terms and conditions.

(b) Optionee is capable of evaluating the merits and risks of this investment, has the ability to protect Optionee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

(c) Optionee is fully aware of (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; and (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Optionee may not be able to sell or dispose of the Shares or use them as collateral for loans).

3. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE’S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. Entire Agreement. The Plan and Grant are incorporated herein by reference. This Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to conflict of laws.

Submitted By:		Accepted By:

“OPTIONEE”		“COMPANY”

CyberSource Corporation, a Delaware corporation

By:
Name:		Name:
Address:		Title:

Dated:	,	Dated: ,

EXHIBIT C

CYBERSOURCE CORPORATION

NOTICE OF RESTRICTED STOCK AWARD

Grantee’s Name and Address: Scott Cruickshank

You (the “Grantee”) have been granted shares of Common Stock of the Company (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Award (the “Notice”) and the Restricted Stock Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Notice.

Award Number

Date of Award	April 3, 2006

Total Number of Shares of Common Stock Awarded (the “Shares”)	100,000

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice and the Agreement, the Shares will “vest” in accordance with the following schedule:

50,000 Shares shall vest on the fourth anniversary of the Date of Award.

50,000 Shares shall vest on the fifth anniversary of the Date of Award.

In the event the Grantee’s Continuous Service is terminated due to the Grantee’s death or by the Company (or the successor entity pursuant a Corporate Transaction) other than for Cause after the first anniversary of the Date of Award but prior to the third anniversary of the Date of Award, 33,333 Shares shall become vested immediately prior to the date of such termination of Continuous Service.

In the event the Grantee’s Continuous Service is terminated due to the Grantee’s death or by the Company (or the successor entity pursuant a Corporate Transaction) other than for Cause after the third anniversary of the Date of Award but prior to the fourth anniversary of the Date of Award, 75,000 Shares shall become vested immediately prior to the date of such termination of Continuous Service.

In the event the Grantee’s Continuous Service is terminated due to the Grantee’s death or by the Company (or the successor entity pursuant a Corporate Transaction) other than for Cause after the fourth anniversary of the Date of Award but prior to the fifth anniversary of the Date of Award, 100% of the remaining unvested Shares shall become vested immediately prior to the date of such termination of Continuous Service.

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During any authorized leave of absence, the vesting of the Shares as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Shares shall be extended by the length of the suspension.

In the event of the Grantee’s change in status from Employee to Consultant, the Shares shall continue to vest in accordance with the Vesting Schedule set forth above.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested are deemed “Restricted Shares.” If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share. Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason (other than termination due to death or by the Company other than for Cause). In the event the Grantee’s Continuous Service is terminated for any reason (other than termination due to death or by the Company other than for Cause), any Restricted Shares held by the Grantee immediately following such termination of Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.

CyberSource Corporation, a Delaware corporation

By:	/s/ Steven D. Pellizzer
Title:	CFO

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE NOR THE AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

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This Award is granted as an inducement material to the Grantee’s commencing Continuous Service with the Company as an Employee. The Grantee has not previously been an Employee of the Company or any Related Entity.

The Grantee acknowledges receipt of the Agreement and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice and the Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Agreement shall be resolved by the Board in accordance with Section 12 of the Agreement. The Grantee further agrees to the venue selection in accordance with Section 13 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: April 4, 2006	Signed:	/s/ Scott Cruickshank

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Award Number:

CYBERSOURCE CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

1. Issuance of Shares. CyberSource Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”), subject to the Notice and this Restricted Stock Award Agreement (the “Agreement”). All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Transfer Restrictions. The Shares issued to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.

3. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares.

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4. Additional Securities and Distributions. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities. The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

5. Taxes.

(a) No Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees to refrain from making an election pursuant to Section 83(b) of the Code with respect to the Shares.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. The Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as

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the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Company) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Company.

6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement or the Notice, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDERS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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9. Investment Representations. This Agreement is made in reliance upon the Grantee’s representation to the Company, which by its acceptance hereof the Grantee hereby confirms, that the Shares to be received by him will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control. The Grantee understands that the Shares are not registered under the Securities Act of 1933, as amended (the “1933 Act”), on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Grantee’s representations set forth herein. The Grantee represents and warrants to the Company that he is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect. The Grantee understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. In particular, the Grantee is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of the Rule are met.

10. Entire Agreement: Governing Law. The Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

12. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Agreement shall be submitted by the Grantee or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

13. Venue. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or

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this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

15. Corporate Transaction. In the event of a Corporate Transaction and for the portion of the Award that is neither Assumed nor Replaced, (i) such portion of the Award shall automatically become fully vested for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date and (ii) the Award shall be subject to the terms of the agreement implementing the Corporate Transaction between the Company and the successor entity or Parent thereof and the Grantee shall be deemed to have agreed to the terms of such agreement applicable to the Award. Notwithstanding the foregoing, if upon the consummation of a Corporate Transaction the Award is Replaced, the Award shall terminate and any Restricted Shares held by the Grantee shall be deemed reconveyed to the Company as if the Grantee’s Continuous Service had terminated immediately prior to the effective date of such Corporate Transaction.

16. Definitions. As used herein, the following definitions shall apply:

(a) “Applicable Laws” means the legal requirements applicable to the issuance of Awards, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(a) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual rights and obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(b) “Award” means the award of Restricted Shares hereunder.

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(c) “Board” means the Board of Directors of the Company and shall include any committee of the Board or Officer of the Company to which the Board has delegated its authority under this Agreement.

(d) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” if: (i) Grantee commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Grantee willfully engages in conduct that is in bad faith and materially injurious to the Company or any Related Entity, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Grantee commits a material breach of his or her employment agreement with the Company or any Related Entity; (iv) Grantee willfully refuses to implement or follow a lawful policy or directive of the Company or any Related Entity; or (v) Grantee engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means CyberSource Corporation, a Delaware corporation.

(h) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(i) “Continuous Service” means that the provision of services to the Company or a Related Entity in the capacity of Employee or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(j) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty-percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

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(ii) the liquidation or dissolution of the Company or the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company’s assets; or

(iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s outstanding common stock.

(k) “Director” means a member of the Board or the board of directors of any Related Entity.

(l) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve (12) month period. A Grantee will not be considered to have incurred a Disability unless he furnishes proof of such impairment sufficient to satisfy the Board in its discretion.

(m) “Employee” means any person, including an Officer, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Related Entity” means any Parent or Subsidiary of the Company.

(r) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Board and its determination shall be final, binding and conclusive.

(s) “Share” means a share of the Common Stock.

(t) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                  hereby sells, assigns and transfers unto                                 ,                          (            ) shares of the Common Stock of CyberSource Corporation, a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.      herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

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EXHIBIT D

General Release

In consideration of the commitments set forth below, Scott Cruickshank (“Executive”) hereby enters into this Release Agreement (“Release”):

1. Severance. In consideration for the promises made in this Release and in his Non-Competition and Non-Solicitation Agreement with CyberSource Corporation (the “Company”), the Company shall pay to Executive the Severance set forth in Section III.B. of his Employment Agreement, which shall be payable to Executive in the form of salary continuation for a period of 12 months following Executive’s termination date (the “Severance Period”), provided Executive does not revoke this Release under Section 4 below and, provided, further, that Executive complies with the terms of his Non-Competition and Non-Solicitation Agreement (attached as Exhibit E to Executive’s Employment Agreement) and his Agreement Regarding Confidentiality and Inventions during the Severance Period. Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company in writing.

2. General and Full Release of All Claims. Executive and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Company and any parent, subsidiary or affiliated company, and each of their present and former shareholders, investors, officers, directors, agents, employees, attorneys, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, matured or unmatured, which Executive may have now or in the future arising from any act or omission or condition occurring on or prior to the effective date of this Release (including, without limitation, any claims arising from his employment and/or the termination of his employment), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the “Released Claims”). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Executive likewise releases the Released Parties from any and all obligations for attorneys’ fees incurred in regard to the above claims or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; and (ii) any vested pension rights or any workers’ compensation claims (the settlement of which would require approval by the California Workers’ Compensation Appeals Board).

3. Section 1542 Waiver. Executive understands and agrees that the Released Claims include not only claims presently known to Executive, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims, as described in the preceding Section 2. Executive understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. Executive knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4. Release of Age Discrimination Claims. Executive hereby waives any claims he might have for age discrimination under the federal Age Discrimination in Employment Act in exchange for the Severance described above. Executive further acknowledges and agrees that: (a) he has been given an opportunity to consider fully the terms of this Release for twenty-one (21) days, although Executive is not required to wait twenty-one (21) days before signing this Release; (b) Executive has been advised to consult with an attorney of his choosing before signing this Release; and (c) Executive understands that he has seven (7) days after he signs this Release in which to revoke it, which can be done by sending a certified letter to that effect to the Company. This Release, therefore, shall not become effective or enforceable until the 7-day revocation period has expired. Executive understands and agrees that he shall not be entitled to the Severance described above if he revokes this Release pursuant to this Section 4.

5. Covenant Not to Sue. Executive shall not sue, initiate, or prosecute against any Released Party any compliance review, action, or proceeding under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to the Released Claims.

6. Non-Competition and Non-Solicitation Agreement; Agreement Regarding Confidentiality and Inventions. Executive understands and agrees that he shall continue to be bound by the Non-Competition and Non-Solicitation Agreement and the Agreement Regarding Confidentiality and Inventions described in Section 1 following the termination of his employment. Executive further understands and agrees that his receipt of the Severance described above is contingent upon his fulfillment of and continued adherence to his obligations under those agreements.

7. Integration. The parties understand and agree that the preceding Sections recite the sole consideration for this Release; that no representation or promise has been made by Executive, Company, or any other Released Party concerning the subject matter of this Release, except as expressly set forth in this Release; and that all agreements and understandings between the parties concerning the subject matter of this Release are embodied and expressed in this Release. This Release shall supersede all prior or contemporaneous agreements and understandings among Executive, Company, and any other Released Party, whether written or oral, express or implied, with respect to the employment, termination, and benefits of Executive, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Release as having continued effect (including Executive’s Employment Agreement, Non-Competition and Non-Solicitation Agreement, and Agreement Regarding Confidentiality and Inventions).

Dated:
Scott Cruickshank

EXHIBIT E

Non-Competition and Non-Solicitation Agreement

In consideration of the Severance described in section III.B. of the Executive Employment Agreement (the “Employment Agreement”) to which this Exhibit is attached, I agree to the following restrictions set forth in this Non-Competition and Non-Solicitation Agreement (the “Agreement”), in addition to those set forth in my Employment Agreement and Agreement Regarding Confidentiality and Inventions (the “Proprietary Information Agreement”) with CyberSource Corporation (the “Company”):

1. Noncompetition and nonsolicitation. I agree that during my employment and during the twelve (12) month severance period described in Section III.B. of my Employment Agreement, I will not (whether on my own behalf or in the service of or on behalf of any other individual or entity), either directly or indirectly:

(a) Engage (whether as an employee, consultant, proprietor, partner, director or otherwise) in any business activity that is competitive with the Company (or with any subsidiary or affiliated company), including but not limited to engaging in the business of developing or providing products or services that are competitive with the products and services developed, provided, or in development by the Company; or have any ownership interest in, or participate in the financing operation, management, control of, any person, firm, corporation or business that engages in any business activity that is competitive with the Company (or with any subsidiary or affiliated company), provided, however, that nothing contained in this Section 1(a) shall be construed to prohibit me from purchasing and owning (directly or indirectly) up to one percent (1%) of the capital stock or other securities of any corporation or other entity whose stock or securities are traded on any national or regional securities exchange or the national over-the-counter market and such ownership shall not constitute a violation of this Section 1(a);

(b) Divert or attempt to divert from the Company (or any subsidiary or affiliated company) any business of any kind in which it is engaged, including, without limitation, the solicitation of any past, present or prospective supplier, partner, or customer, or the interference with or disruption of the Company’s past, present, or prospective business relationships with any supplier, partner, or customer; or

(c) Solicit, hire, recruit, or employ any person or entity who is employed by or has a contractual relationship with the Company, or encourage any person or entity who is employed by or has a contractual relationship with the Company to terminate their employment or contractual relationship with the Company.

2. Remedies. I recognize and acknowledge the foregoing restrictions, as well as the restrictions contained in my Proprietary Information Agreement are reasonable and essential for the proper protection of the Company’s trade secret and proprietary information, and business interests, any breach or violation of these restrictions would cause irreparable injury to the Company. Accordingly, I agree the Company shall be entitled to injunctive and/or provisional relief to restrain or enjoin any breach or threatened breach of the restrictions set forth in Section 1 above and in my Proprietary Information Agreement, in addition to any other remedies available to as a result of such breach or threatened breach. I understand and agree that I shall not be entitled to the Severance described in Section III.B. of my Employment Agreement if I breach or violate the terms of this Non-competition and Non-solicitation Agreement, and understand that the Company’s payment of such Severance shall cease in the event of any such breach or violation.

3. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California. If any provision of this Agreement or the application thereof to any person, place, or circumstance shall be held by an arbitrator or court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

4. Entire Agreement. This Agreement, which is supported by separate consideration, is separate and apart from my Proprietary Information Agreement with the Company and nothing in this Agreement shall be deemed to modify or limit my obligations under my Proprietary Information Agreement. This Agreement, along with my Employment Agreement and Proprietary Information Agreement, sets forth the entire agreement between the parties, and supersedes all prior agreements or understandings regarding the subject matter herein.

Date: April 3, 2006	By:	/s/ Scott Cruickshank
Scott Cruickshank

EXHIBIT F

AGREEMENT REGARDING CONFIDENTIALITY AND INVENTIONS

In consideration of CyberSource Corporation or its subsidiaries or affiliates (referred to separately or together as “Company”) employing me, compensating me and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, I (the “Employee”) understand and agree to the following provisions for the protection of Company property rights:

1. COMPANY CONFIDENTIAL INFORMATION AND MATERIALS. I acknowledge that the following information and materials in written, oral, machine-readable, photographic or other form and whether now existing or developed or created during my employment with the Company (the “Confidential Information”) are proprietary to Company and are highly sensitive in nature:

(a) Information Marked Proprietary or Confidential. All data, documents, materials, drawings and information that I receive from Company in tangible form and marked “Proprietary” or “Confidential.”

(b) Technology. Any and all Technology (as defined below) which is constructed, designed, improved, altered or used by Company and which is not generally known to the public or within the industries in which Company competes.

(c) Business Procedures. Internal business procedures and business plans, including analytical methods and procedures, licensing techniques, manufacturing information and procedures such as formulations, processes and equipment, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, service and operational manuals and documentation therefor, ideas for new products and services and other such information which relates to the way Company conducts its business and which is not generally known to the public.

(d) Legal Rights. Patents, copyrights, mask work rights, trade secrets, trademarks, service marks, and the like.

(e) Marketing Plans and Customer Lists. Any and all customer and marketing information and materials, such as (i) strategic data, including marketing and development plans, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Company which have been or are being discussed; (ii) financial data, including price and cost objectives, price lists, pricing policies and procedures, and quoting policies and procedures; and (iii) customer data, including customer lists, names of existing, past or prospective customers and their representatives, data provided by or about prospective, existing or past customers, customer service information and materials, data about the terms, conditions and expiration dates of existing contracts with customers and the type, quantity and specifications of products and services purchased, leased or licensed by customers of Company.

(f) Third Party Information. Any and all information and materials in Company’s possession or under its control from any other person or entity which Company is obligated to treat as confidential or proprietary (“Third Party Information”).

(g) Not Generally Known. Any and all information not generally known to the public or within the industries or trades in which Company competes.

2. NON-CONFIDENTIAL INFORMATION AND MATERIALS. The following information and materials shall not be considered Confidential Information.

(a) General Skills and Knowledge. The general skills and experience that I gain during my employment, and information publicly available or generally known within the industries or trades in which Company competes.

(b) Public Domain. Information which at the time of disclosure is in the public domain, or which later becomes part of the public domain by publication or otherwise through no breach by any party of any confidentiality obligation to Company.

(c) Prior Possession. Information which I can demonstrate was in my possession prior to Company’s disclosure to me. Except as disclosed on Schedule A to this agreement, I have no knowledge of the Company’s Confidential Information, other than information I have learned from the Company in the course of being hired and employed.

(d) Third Party. Information which is furnished to me by a third party, as a matter of right without restriction on disclosure, and which was not received directly or indirectly from Company, and which Company is not obligated to keep confidential.

(e) Independent Development. Information which I can demonstrate that I independently developed outside the scope and course of my employment and without any reliance upon the Confidential Information.

3. MY OBLIGATIONS AS TO CONFIDENTIAL INFORMATION AND MATERIALS. During my employment, I will have access to the Confidential Information and will occupy a position of trust and confidence regarding Company’s affairs and business. I agree to take the following steps to preserve the confidential and proprietary nature of the Confidential Information.

(a) Non-Disclosure. During and after my employment, I will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of my duties with Company, and I will take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities. I understand that I am not allowed to sell, license or otherwise exploit any products or services which embody in whole or in part any Confidential Information.

(b) Third Party Information. I will maintain the confidentiality of Third Party Information and will not use the information or disclose it to anyone (except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party).

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(c) Location and Reproduction. I agree to maintain at my workstation and/or any other place under my control only such Confidential Information that is necessary to carry out my responsibilities as an employee of the Company. I agree to return to the appropriate person or location or otherwise properly dispose of Confidential Information once that necessity no longer exists. I also agree not to make copies or otherwise reproduce Confidential Information except to the extent necessary to carry out my responsibilities as an employee of the Company.

4. INVENTIONS.

(a) Definitions.

“Technology” comprises all materials, information, ideas and other subject matter, including, without limitation, works of authorship and other creations; inventions, invention disclosures, discoveries, developments and patent applications; know-how and trade secrets; plans, designs and concepts; drawings, diagrams and schematics; writings, reports, notebooks, and other documents; specifications, formulas, structures and other technical or engineering information; prototypes, systems, compositions, hardware, tools, equipment, instruments and other products, technology; processes, methods, techniques, procedures and work in process; computer programs (in source code, object code or any other format), applications, algorithms, protocols, data and databases, programmable logic and documentation; and any copies, extracts, portions, derivatives, improvements and enhancements thereof and modifications thereto.

“Inventions” means any and all Technology that (i) is created, made, conceived, invented, discovered, developed, reduced to practice or suggested by me, alone or together with others, at any time during my employment by the Company or, whether during or within a reasonable time after my employment with the Company, otherwise in connection with my activities as an employee of, or based upon any Confidential Information of, the Company, and (ii) relates in any manner to the actual or reasonably anticipated business, research, development or other activities of the Company, or were created, made, conceived, invented, discovered, developed, reduced to practice or suggested using the Company’s equipment, supplies, facilities, or Confidential Information. “Inventions” shall not include (a) Technology expressly set forth on Schedule A, and (b) other Technology to the extent that California Labor Code Section 2870 or any other mandatory and non-waivable applicable laws, prohibits the assignment thereof as set forth herein. I acknowledge and understand that Section 2870(a) provides as follows:

“Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer [or] (2) Result from any work performed by the employee for the employer.”

(b) Ownership of Inventions. I agree and acknowledge that all right, title and interest with respect to all Inventions shall solely vest in, inure to the sole benefit of, and be the sole property of, the Company without any limitations. I agree and acknowledge that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

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(c) Assignment of Inventions. I agree to assign and transfer to the Company, without further consideration, my entire right, title and interest (throughout the United States and in all other countries or jurisdictions), free and clear of all liens and encumbrances, in and to all Inventions. Such assignment and transfer to the Company shall be continuous during my employment as of the relevant time of development of each such Invention. The Company may, in its sole discretion, agree to provide consideration for certain Inventions through a written agreement between the Company and the undersigned which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Inventions shall be the sole property of the Company, whether or not copyrightable or patentable or in a commercial stage of development. In addition, I agree to maintain adequate and current written records on the development of all Inventions, which shall also remain the sole property of the Company. I also agree that all Inventions shall be considered works made for hire and works produced in the service of the Company within the scope of my employment.

(d) Moral Rights. To the extent allowed by law, this assignment of inventions includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

(e) License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual and transferable license throughout the universe to make, use, import, sell, copy, distribute, display, perform (whether or not publicly) such invention as part of and in connection with the Company property.

(f) Assist With Registration. In the event any Invention shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining and maintaining letters patent or other applicable registrations and in vesting the Company with full title. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

(g) Disclosure. I agree to disclose promptly to the Company all Inventions and relevant records. I further agree to promptly disclose to the Company any idea that I do not

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believe to be an Invention, but is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company or during the one-year period following termination of my employment. I will disclose the idea, along with all information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Invention subject to this Agreement.

5. FORMER OR CONFLICTING AGREEMENTS.

(a) Former Agreements. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have listed in Schedule A all other agreements concerning proprietary information or inventions to which I am a party and attached copies of any agreements in my possession. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this agreement or concerns proprietary information, inventions or assignment of ideas.

(b) Prohibition On Use Of Third Party Information. I represent and warrant and covenant that I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any. I acknowledge and agree that any violation of this provision shall be grounds for my immediate termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary information or trade secrets.

6. TERMINATION.

(a) Return of the Company’s Property. I agree to promptly return to the Company upon termination of my employment all Confidential Information and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Confidential Information or other information pertaining to any Inventions.

(b) Termination Certificate. In the event of the termination of my employment, I agree, if requested by the Company, to sign and deliver the Termination Certificate attached as Schedule B.

(c) Subsequent Employers. I agree that after the termination of my employment with the Company, I will not enter into any agreement that would cause me to violate any of my obligations under this agreement and will inform any subsequent employers of my obligations under this agreement.

(d) Survival. The terms and conditions of this agreement and my obligations hereunder shall survive any termination of my employment with the company and any expiration or termination of any employment or other agreement between the Company and me, and such terms and conditions shall remain in full force and effect as set forth herein.

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7. ENFORCEMENT. I acknowledge that monetary damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any Confidential Information and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such Confidential Information. I further understand that Company may waive some of the requirements expressed in this Agreement, but to make such a waiver effective it must be made in writing by the Company and such a waiver should not in any way be deemed a waiver of Company’s right to enforce any other requirements of this Agreement. I agree that each of my obligations specified above is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of the rest of them or of any other covenants in this Agreement.

8. REMEDIES. No remedy conferred on Company by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given or now or later existing at law or in equity or by statute or otherwise. The election of one or more remedies by Company or me shall not constitute a waiver of the right to pursue other available remedies.

9. AT-WILL RETENTION. Although I understand that my employment is contingent on the acceptance and observance of this Agreement, this Agreement shall not be construed to make my employment other than terminable at will at anytime by me or Company at our sole discretion, with or without cause.

10. MISCELLANEOUS PROVISIONS.

(a) Prior Disclosures. I agree this Agreement shall apply to any Confidential Information that Company may have provided me prior to the effective date hereof.

(b) Construction and Validity. This Agreement shall be governed by the laws of the State of California, excluding its conflict of law principles, and any disputes which cannot be resolved between the parties shall be submitted to the courts within California for resolution. If any provision of this Agreement is held to be void, invalid, or inoperative, such event shall not affect any other provisions, which shall continue and remain in full force and effect as though such void, invalid or inoperative provisions had not been a part of this Agreement.

(c) Amendments. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by an officer of the Company and me.

(d) Entire and Sole Agreement. This Agreement constitutes the entire understanding and agreement between the Company and me regarding the subject matter of this Agreement and supersedes any and all prior or contemporaneous oral or written communications regarding it.

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I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE A TO THIS AGREEMENT ANY CONFIDENTIAL OR PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

EMPLOYEE:	WITNESS: COMPANY

/s/ Scott Cruickshank	By:	/s/ Suzan Brown
Signature

Scott Cruickshank Name (Please Print)	Name:	Suzan Brown
	Title:	Director, Human Resources
Social Security Number

Date: April 3, 2006	Date:	April 3, 2006

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SCHEDULE A

EMPLOYEE’S DISCLOSURE

1. Confidential Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Confidential Information of Company (the “Company”), other than information I have learned from the Company in the course of being hired:_______________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

2. Prior Inventions. Except as set forth below, there are no ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; or any improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, that I wish to exclude from the operation of this Agreement:_____________________________________________________________

_______________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

3. Prior Agreements. Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):_______________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

Date:
Employee Name

Employee Signature

SCHEDULE B

TERMINATION CERTIFICATE CONCERNING

COMPANY CONFIDENTIAL INFORMATION

This is to certify that I have returned all property of CyberSource (the “Company”), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Confidential Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Company’s Agreement Regarding Confidentiality and Inventions (“Agreement”) signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (i) the reporting of any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, conceived or developed by me alone or with others and covered by the Agreement and (ii) the preservation as confidential all Confidential Information pertaining to the Company. This certificate in no manner limits my responsibilities or the Company’s rights under the Agreement.

On termination of my employment with the Company, I will be employed by                                          [Name of New Employer] [in the                      division] and I will be working in connection with the following projects:

[generally describe the projects]

_______________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________

Date:
Employee Name

Employee Signature